SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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    14a-6(e)(2))

                                  GENERAL MILLS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



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                                PRELIMINARY COPY


               1997 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                 GENERAL MILLS

                      P.O. BOX 1113 MINNEAPOLIS, MN 55440



                                                                 August 11, 1997

To Our Stockholders:

The 1997 annual meeting of stockholders will be held in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 22, 1997, at 11:00 a.m. Central Daylight Savings Time. If you hold the Company's common stock on July 24, 1997 or hold shares of Ralcorp Holdings, Inc. common stock which can be exchanged for General Mills common stock, you can vote at the annual meeting.

During the annual meeting we will discuss each item of business described in this Notice of Annual Meeting and Proxy Statement and give a current report on the Company's business operations. There will also be time for questions. We expect the meeting to adjourn at approximately 12:15 p.m.

WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE SECRETARY OF THE COMPANY AT THE ADDRESS ABOVE. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                        Sincerely,

                                        /s/ Stephen W. Sanger
                                        Stephen W. Sanger
                                        Chairman of the Board and
                                        Chief Executive Officer


                               TABLE OF CONTENTS

                                                                     PAGE
Notice of Annual Meeting of Stockholders                             iii
Proxy Statement                                                        1
Election of Directors (Item No. 1)                                     2
Board Compensation and Benefits                                        2
Committees of the Board                                                3
Share Ownership of Directors and Executive Officers                    5
Information Concerning Nominees                                        6
Approval of Appointment of Independent Auditors (Item No. 2)           8
Adoption of Amendment to Certificate of Incorporation (Item No.3)      8
Stockholder Resolution on Cumulative Voting (Item No. 4)               9
Other Business                                                        10
Report of Compensation Committee on Executive Compensation            10
 Introduction                                                         10
 Program Elements                                                     11
  Base Salary                                                         11
  Annual Incentive                                                    11
  Long-Term Incentive                                                 11
  Stock Ownership Grants                                              12
 Performance Units                                                    12
 CEO Compensation                                                     12
 Deductibility of Executive Compensation                              12
 Conclusion                                                           13
Total Return to Stockholders                                          14
Summary Compensation Table                                            15
Option Grants in Fiscal 1997                                          16
Aggregated Option Exercises in Fiscal 1997                            17
Defined Benefit Retirement Plan                                       18
Change of Control Arrangements                                        18
Stockholder Proposals for 1998 Annual Meeting                         19


                               GENERAL MILLS, INC.

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 22, 1997

The annual meeting of stockholders of General Mills, Inc. will be held on Monday, September 22, 1997, at 11:00 a.m., Central Daylight Savings Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to:

1.       Elect 12 directors;

2. Approve KPMG Peat Marwick LLP as General Mills' independent auditors for the 1998 fiscal year;

3.       Adopt an amendment to the Company's Certificate of Incorporation;

4.       If presented, act on one stockholder proposal on cumulative voting; and

5.       Act on any other proper business of the meeting.

The record date for the annual meeting is July 24, 1997. Only stockholders of record at the close of business on that date and holders of Ralcorp Holdings, Inc. common stock who are entitled to exchange their Ralcorp shares for General Mills common stock but have not yet done so can vote at the meeting.

                              By Order of the Board of Directors,
                              IVY S. BERNHARDSON
                              Secretary

August 11, 1997



                               GENERAL MILLS, INC.
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, SEPTEMBER 22, 1997

VOTING PROCEDURES

THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE USED AT THE 1997 ANNUAL MEETING. THIS PROXY STATEMENT AND THE FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS BEGINNING AUGUST 11, 1997.

WHO CAN VOTE

Record holders of General Mills common stock on July 24, 1997 and holders of Ralcorp Holdings, Inc. common stock eligible for exchange to General Mills
common stock may vote at the meeting. On July 24, 1997       shares of common
stock and            shares of Ralcorp Holdings, Inc. common stock, which may be exchanged for shares of General Mills common stock but have not yet been exchanged, were outstanding. The shares of common stock in the Company's treasury on that date will not be voted.

HOW YOU CAN VOTE BY PROXY

If you return your signed proxy before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. See "General Information" under Item No. 1. For each of the other items, you may vote "FOR," "AGAINST" or "ABSTAIN" from voting.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" APPROVAL OF THE AUDITORS AND THE CHARTER AMENDMENT AND "AGAINST" THE SHAREHOLDER PROPOSAL.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

You can revoke your proxy at any time before it is voted at the meeting by

         * sending written notice of revocation to the Secretary;

         * submitting another proxy that is properly signed and dated later than the revoked proxy; or

         * attending the annual meeting and voting in person.

         You may also be represented by another person at the meeting by executing a proper proxy designating that person.

VOTES REQUIRED/VOTING PROCEDURE

You are entitled to cast one vote for each share of common stock you own. The election of each director nominee, the appointment of KPMG Peat Marwick LLP as independent auditors and the shareholder proposal on cumulative voting must each be approved by a majority of shares entitled to vote and represented at the meeting in person or by proxy. The charter amendment must be approved by two-thirds of the shares entitled to vote and represented at the meeting. Although abstentions and broker non-votes (described below) are counted as present or represented at the meeting in order to determine whether there is a quorum, they are treated as shares not voted in determining the outcome of a specific matter and therefore have no effect on the outcome of that matter. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don't have discretionary voting authority and haven't received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." The Company has a policy of confidential voting; Norwest Bank Minnesota tabulates the votes received.

AUTOMATIC DIVIDEND REINVESTMENT PLAN AND SAVINGS PLAN

Shares of common stock held by participants in the Company's dividend reinvestment plan (including employee payroll deduction) have been added to the participants' other holdings on their proxy cards. If a stockholder is a participant in the Company's Savings Plan and has common stock in a Savings Plan account, the proxy also serves as voting instructions to the Savings Plan trustee. The Savings Plan trustee also votes allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.

CERTAIN OWNERS OF COMMON STOCK

The Company does not know of any holder with more than five percent of the outstanding common stock, except that, for the quarter ended March 31, 1997, The Capital Research and Management Group, 333 South Hope Street, 52nd Floor, Los Angeles, CA 90071, filed a Form 13F with the Securities Exchange Commission indicating that it held 11,413,800 shares of common stock (7.08% of the outstanding common stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Company records and written representations from the Company's executive officers and directors, each of the Company's executive officers and directors has filed reports under Section 16(a) of the Securities Exchange Act of 1934 on time.

COSTS OF SOLICITATION

The Company will pay for preparation, printing and mailing this proxy statement. We have engaged Georgeson & Company Inc. to help us solicit proxies from stockholders for a fee of $10,500 plus their out-of-pocket expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson & Company Inc. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

ANNUAL REPORT

The 1997 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 25, 1997, was mailed on or about August 11, 1997 to all stockholders entitled to vote at the annual meeting. If you have not received the annual report, please call 1-800-245-5703 and a copy will be sent to you.


                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

GENERAL

Twelve directors will be elected at the annual meeting. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their resignation or removal. If unforseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person, unless you tell us not to on your proxy card.

It is the Board of Directors' policy that non-employee directors serve on the Board for no more than 15 years and retire at age 70 or five years after normal retirement from their principal organization, whichever comes first.

BOARD COMPENSATION AND BENEFITS

General Mills structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of those directors with the interests of stockholders by linking a portion of their compensation to stock performance. If they choose to, directors can receive the entire amount of their board remuneration in stock and stock-related compensation. Directors are expected to keep all of the stock they receive as board compensation, net of any stock used to pay taxes on such compensation, until they own shares equal in market value to at least five times their annual cash retainer. The Company does not have a retirement plan for its non-employee directors. Employee directors do not receive additional compensation for serving on the board.

The Company has a planned gift program for directors which is funded by life insurance policies on all directors. Upon the death of a director, the Company donates $1 million to a qualifying charity recommended by the director. The Company is then reimbursed by life insurance proceeds. The cost of the program is not material to the Company and individual directors derive no financial benefit from the program since the Company receives the entire charitable deduction. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies covering the directors.

MEETING FEES

Non-employee directors receive the following fees for their service on the board:

Annual Retainer                   $35,000
Fee for Each Board Meeting          1,000
Fee for Each Committee Meeting      1,000

Directors can elect to have these amounts paid quarterly in cash or in Company common stock having a market value equal to the payment, or to defer payment until a later date. If deferred, the deferred amount earns interest based on the director's selection from among the funds offered to employees participating in the Company's deferred compensation plan. One of the fund rates tracks the return on the Company's common stock.

In fiscal 1997, L. D. DeSimone, M. D. Rose and C. A. Wurtele elected to receive all of their remuneration in common stock; W. T. Esrey, A. M. Spence and D. A. Terrell received cash payments; R. M. Bressler and J. R. Hope deferred cash payments and K. A. Macke received 50% in common stock and 50% in cash.

RESTRICTED STOCK

Each year they are elected to the board, non-employee directors receive 500 shares of restricted common stock which cannot be sold or transferred until the next annual meeting and are forfeited if the director leaves the board before the end of the restricted period. Directors may elect to defer receiving the common stock issuable at the end of the restricted period by choosing to receive restricted stock units instead of restricted stock. Stock units earn amounts equal to the dividend payments on the Company's common stock. These amounts can be reinvested or paid to the director.

STOCK OPTIONS

Non-employee directors also receive options to purchase 2,500 shares of common stock each time they are elected. The per share price the director pays at exercise is the market price of the common stock on the date of the grant. The options become exercisable at the next annual meeting and expire ten years after grant.

COMMITTEES OF THE BOARD

During the fiscal year ended May 25, 1997, the board of directors met eight times and various committees of the board met a total of eight times. Director attendance at board meetings and all committee meetings averaged 96%. Each director attended more than 84% of the board meetings and the meetings of board committees on which the director served.

AUDIT COMMITTEE

Number of Members: Six non-employee directors
Members: Michael D. Rose (Chair), Richard M. Bressler, William T. Esrey, Judith
         Richards Hope, A. Michael Spence, C. Angus Wurtele
Number of Meetings in 1997: Three
Functions: *  Oversees internal controls, audits, compliance program and financial reporting
           * Recommends independent accountants, subject to shareholder approval, and ensures their independence
           * Consults with these accountants and reviews and approves the scope of their audit
           *  Reviews the Company's use of derivative instruments

COMPENSATION COMMITTEE

Number of Members: Four non-employee directors
Members: Richard M. Bressler (Chair), Livio D. DeSimone, Kenneth A. Macke,
         Michael D. Rose
Number of Meetings in 1997: Three
Functions: *  Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value; determines compensation policy for executives
           * Recommends compensation of the board members including the chairman and the management members of the board and approves compensation and stock grants to other senior executives

EXECUTIVE COMMITTEE

Number of Members: Eight
Members: Stephen W. Sanger (Chair), Richard M. Bressler, Livio D. DeSimone,
         William T. Esrey, Charles W. Gaillard, Kenneth A. Macke, Michael D. Rose, Raymond G. Viault
Number of Meetings in 1997: None
Functions: *  May take all action that could be taken by full board
           * May meet between regular board meetings to take action necessary for the Company to operate efficiently

FINANCE COMMITTEE

Number of Members: Five non-employee directors
Members: William T. Esrey (Chair), Livio D. DeSimone, A. Michael Spence, Dorothy
         A. Terrell, C. Angus Wurtele
Number of Meetings in 1997: Two
Functions: *  Reviews financial policies and performance objectives, including dividend policy
           * Reviews changes in the Company's capital structure, including debt issuances, common stock sales, repurchases and stock splits

NOMINATING COMMITTEE

Number of Members: Six non-employee directors
Members: Kenneth A. Macke (Chair), Richard M. Bressler, William T. Esrey, Judith
         Richards Hope, Michael D. Rose, A. Michael Spence
Number of Meetings in 1997: None
Functions: *  Recommends candidates for election to the board
           * Develops policy on composition, participation and size of board; tenure and retirement of directors
           * Recommends changes in the organization and procedures of the board, including corporate governance

The Nominating Committee will consider director candidates proposed by stockholders. Candidates must be highly qualified and be both willing and expressly interested in serving on the board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

PUBLIC RESPONSIBILITY COMMITTEE

Number of Members: Five non-employee directors
Members: C. Angus Wurtele (Chair), Livio D. DeSimone, Judith Richards Hope,
         Kenneth A. Macke, Dorothy A. Terrell
Number of Meetings in 1997: None
Functions: *  Reviews public policy and social trends affecting the Company
           *  Monitors the Company's corporate citizenship activities
           * Evaluates Company policies to ensure they meet ethical obligations to employees, consumers and society

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how much General Mills common stock each director and executive officer named in the Summary Compensation Table owned on June 30, 1997. It includes restricted stock and restricted stock units as well as shares allocated to participant accounts under the Savings Plan. No director or executive officer owns more than 0.32% of the total outstanding shares (including exercisable options). All directors and executive officers as a group own 2.34% of the total outstanding shares (including exercisable options).


NAME                      SHARES(A)
R. M. Bressler            14,602(b)
S. R. Demeritt            35,883
L. D. DeSimone            10,461
W. T. Esrey                6,804
C. W. Gaillard            72,357(c)
J. R. Hope                 7,355
K. A. Macke                6,991
S. S. Marshall            19,792
M. D. Rose                11,604(d)
S. W. Sanger              31,521
A. M. Spence               4,008
D. A. Terrell              2,056
R. G. Viault              21,993
C. A. Wurtele             23,854

All directors and
 executive officers
 as a group              561,067

(a) In addition, the following shares may be acquired within 60 days pursuant to exercisable options: R. M. Bressler, 2,500 shares; S. R. Demeritt, 236,249 shares; C. W. Gaillard, 426,136 shares; S. S. Marshall, 9,320 shares; S. W. Sanger, 460,324 shares; R. G. Viault, 10,920 shares and all other listed persons 5,538 shares each; and all directors and executive officers as a group, 2,800,163 shares. (b) In addition to the shares listed, Mr. Bressler has 180 share equivalents in a deferred compensation account tracking the value of the Company's common stock. (c) Included in the shares for Mr. Gaillard are 672 shares owned by members of his family, in which he disclaims any beneficial interest. (d) Included in the shares for Mr. Rose are 600 shares owned by or held in trust for members of his family, in which he disclaims any beneficial interest.

INFORMATION CONCERNING NOMINEES

[PHOTO] RICHARD M. BRESSLER                                  Director since 1984

Richard M. Bressler, age 66, is the retired Chairman of the Board of El Paso Natural Gas Company. He joined Burlington Northern Inc. as President and Chief Executive Officer in 1980 and retired from that position in 1990. He previously served as a General Mills director in 1978-79. Mr. Bressler is also a director of H. F. Ahmanson & Company and Rockwell International Corporation.

[PHOTO] LIVIO D. DESIMONE                                    Director since 1989

Livio D. DeSimone, age 61, is Chairman of the Board and Chief Executive Officer, Minnesota Mining and Manufacturing Company (3M). Mr. DeSimone joined 3M in 1957 and has served in various U.S. and international capacities. Mr. DeSimone was elected an Executive Vice President in 1981 and named Chairman and Chief Executive Officer in 1991. He is a director of 3M, Cargill, Incorporated, Dayton Hudson Corporation and Vulcan Materials Company.

[PHOTO] WILLIAM T. ESREY                                     Director since 1989

William T. Esrey, age 57, is Chairman and Chief Executive Officer of Sprint Corporation. Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. Mr. Esrey is a director of Sprint, The Equitable Life Assurance Society of the United States, Everen Capital Corporation and Duke Energy Corp.

[PHOTO] CHARLES W. GAILLARD                                  Director since 1993

Charles W. Gaillard, age 56, has been President of General Mills since 1995. Mr. Gaillard joined General Mills in 1966 and advanced through various food marketing management positions, becoming Executive Vice President in 1989 and Vice Chairman in 1993. From 1989 to 1993 he was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of the Company and Nestle, S.A. Mr. Gaillard is a director of Whitman Corporation. He also serves as a member of the Industry Productivity Council of the Grocery Manufacturers of America and Vice President of the Minnesota Orchestral Association Board.

[PHOTO] JUDITH RICHARDS HOPE                                 Director since 1989

Judith Richards Hope, age 56, is senior counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California and Washington, DC. Ms. Hope is also a director of Union Pacific Corporation and Zurich Reinsurance Center Holdings, Inc. She is a member of the Harvard Corporation (The President and Fellows of Harvard College) and President of the International Law Institute.

[PHOTO] KENNETH A. MACKE                                     Director since 1991

Kenneth A. Macke, age 59, is the retired Chairman and Chief Executive Officer of Dayton Hudson Corporation (DHC). He joined Dayton's in 1961 and advanced through various management positions at Dayton's and Target. He served as President of DHC from 1981 to 1984. He was elected Chief Operating Officer of DHC in 1982, Chief Executive Officer in 1983 and Chairman of the Board in 1984. He is a director of Fingerhut Companies, Inc., First Bank System, Inc. and Unisys Corporation. He is also the general partner of Macke Partners, a private venture capital firm.

[PHOTO] MICHAEL D. ROSE                                      Director since 1985

Michael D. Rose, age 55, is Chairman of the Board of Promus Hotel Corporation. Promus hotel brands are Embassy Suites, Hampton Inn, Homewood Suites and Hampton Inn & Suites. Rose joined Promus' predecessor company, Holiday Corporation, in 1975 and subsequently held positions at Holiday and Promus of President (1979-84 and 1988-91), Chief Executive Officer (1981- 94) and Chairman (1984-1995). Mr. Rose is a director of Ashland, Inc., Darden Restaurants, Inc., First Tennessee National Corp. and Stein Mart, Inc.

[PHOTO] STEPHEN W. SANGER                                    Director since 1992

Stephen W. Sanger, age 51, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined the Company in 1974 and served as the head of several business units, including Yoplait USA and Big G. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Dayton Hudson Corporation and Donaldson Company, Inc.

[PHOTO] A. MICHAEL SPENCE                                    Director since 1992

Dr. A. Michael Spence, age 53, has been Dean of the Graduate School of Business at Stanford University since 1990. Dean Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990 he served as the Dean of the Faculty of Arts and Sciences at Harvard. Dean Spence is a director of BankAmerica Corporation, Nike, Inc., Sun Microsystems, Inc. and Siebel Systems, Inc. He is a Fellow of the Econometric Society and is Chairman of the National Research Council Board on Science, Technology and Economic Policy.

[PHOTO] DOROTHY A. TERRELL                                   Director since 1994

Dorothy A. Terrell, age 52, is Vice President of Sun Microsystems, Inc., a position she has held since 1991. Sun Microsystems, Inc. is a leading provider of hardware, software and services for establishing enterprise-wide intranets and expanding the power of the Internet. She previously served in various management capacities at Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Sears Roebuck and Company and is on the board of the Massachusetts Technology Development Corporation and the National Housing Partnership Foundation.

[PHOTO] RAYMOND G. VIAULT                                    Director since 1996

Raymond G. Viault, age 53, is Vice Chairman of the Company, with overall responsibility for all international operations, business development and all financial activities. Mr. Viault joined the Company in January 1996 from Philip Morris, where he had been based in Zurich, Switzerland, serving since 1990 as President of Kraft Jacobs Suchard. Mr. Viault had been with Kraft General Foods a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is a director of Willis Corroon plc. He also serves on the Board of Overseers for the Columbia Graduate School of Business.

[PHOTO] C. ANGUS WURTELE                                     Director since 1985

C. Angus Wurtele, age 62, has been Chairman of the Board of The Valspar Corporation since 1973 and served as Chief Executive Officer from 1973 through 1995. Mr. Wurtele is a director of Bemis Company, Inc., Donaldson Company, Inc. and IDS Mutual Funds Group. He is a member of the Advisory Council of the Graduate School of Business of Stanford University and the Minnesota Business Partnership. He is also a director of the Walker Art Center.

IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE TWELVE NOMINEES LISTED ABOVE.


                                  ITEM NO. 2
             APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors selects and hires independent public accountants to audit the Company's books, subject to ratification by the stockholders. The Audit Committee recommends KPMG Peat Marwick LLP to audit the Company's consolidated financial statements for the fiscal year beginning May 26, 1997. KPMG has audited the books of the Company since 1928. During fiscal 1997, General Mills paid KPMG $3,600,000 for audit and other services. Representatives of the firm will be at the annual meeting, where they will have an opportunity to make a statement and answer questions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS. IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS.

                                   ITEM NO. 3
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

On June 23, 1997, the Board of Directors adopted an amendment to the Company's Restated Certificate of Incorporation (the "Charter"), subject to approval by the stockholders. This amendment removes a requirement for super-majority (66-2/3%) shareholder approval of new stock and profit-sharing plans and provides for approval, when required, by a simple majority of shares voting as provided pursuant to Delaware Corporate law.

The super majority requirement was added to the Charter in 1937 and is the only such provision in the Charter. In today's corporate governance environment, it is inconsistent with the widely-shared principle of majority rule, since it permits a minority of shareholders to defeat proposed plans which a majority, as well as the Board of Directors, believe are in the Company's best interest. That is why we believe that this super majority requirement, which is highly unusual for today's public companies, is outmoded and inconsistent with fundamental principles of modern corporate governance.

The proposed simple majority requirement is also consistent with the New York Stock Exchange approval requirement for plans covering officers and directors and the Internal Revenue Code provision that requires shareholder approval to preserve the full tax deductibility of awards to certain executive officers.

         The Charter amendment removes Article VI, Section (3), which reads as follows:

         Upon the affirmative vote of not less than 66-2/3% of the shares of Common Stock voting thereon at any meeting of stockholders, the Board of Directors may adopt and carry out profit sharing, stock option and/or restricted stock plans for any or all of the Corporation's directors, officers or employees, and for any or all of the officers and employees of its subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE REMOVAL OF THE
SUPER-MAJORITY PROVISION FROM THE CHARTER. IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES TO ADOPT THE CHARTER AMENDMENT.


                                   ITEM NO. 4
                   STOCKHOLDER RESOLUTION ON CUMULATIVE VOTING

John J. Gilbert, owner of 766 shares, and Margaret R. Gilbert and John J. Gilbert, both of 29 East 64th Street, New York, New York 10021, who state that they are co-trustees under the will of Samuel Rosenthal for 800 shares, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting:

         "RESOLVED: That the stockholders of General Mills, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate."

         The statement of the stockholders in support of the resolution is as follows:

         "Continued very strong support along the lines we suggest were shown at the last annual meeting when 30.5%, 2,496 owners of 34,507,341 shares, were cast in favor of this proposal. The vote against included 3,076 unmarked proxies.

         "California law still requires that unless stockholders have voted not to have cumulative voting they do have it. Ohio has the same provision.

         "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

         "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

         "Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend. Also, Hewlett Packard, a very successful company, has cumulative voting.

         "Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

         "In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

         "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

RESOLVED, THAT THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER RESOLUTION ON CUMULATIVE VOTING FOR THE FOLLOWING REASONS:

The Board of Directors believes that the adoption of cumulative voting could hurt the Company rather than help it become more successful. General Mills has consistently maintained a strong, independent Board of Directors, with each member elected annually. Directors are chosen for their accomplishment, commitment, integrity and diversity of background and experience. Cumulative voting can create "special interest" directors who may focus on representing the interests of their constituencies rather than the stockholders as a whole. Cumulative voting at General Mills could permit a stockholder or group of holders owning substantially less than a majority of the Company's stock to elect their own director. Having a special interest director on the Board could alter the proper balance, diversity and independence of the Board and inhibit its discussions and decision-making, shifting the Board's attention away from the Company's strategic plans to the director's single interest agenda.

Even advocates for cumulative voting acknowledge that it will not be a useful tool to enhance shareholder value at every company. Because of our strong commitment to corporate governance and focus on financial performance goals, General Mills would not benefit from cumulative voting and could be harmed by its adoption.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL. IF YOU SIGN AND RETURN YOUR PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES AGAINST THIS STOCKHOLDER PROPOSAL.

                                 OTHER BUSINESS

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

The Compensation Committee is responsible for setting and administering the Company's executive compensation policy.

The Committee bases the Company's compensation programs on performance. Base salaries are generally lower than at comparable companies in the consumer products business sector, but they are coupled with an incentive system that pays more with good performance and less for below par performance. The Committee also believes that broad and deep employee stock ownership effectively motivates the building of stockholder wealth and aligns the interests of employees with those of stockholders. The Committee has set specific stock ownership objectives for key management employees and has established programs that encourage all employees to have an ownership interest in the Company.

Each year, the Committee evaluates Company performance, actual compensation and share ownership, compared with both large consumer product companies and a broader group of leading industrial companies.

PROGRAM ELEMENTS

General Mills' executive compensation program is made up of base salary, annual incentive and long-term incentive compensation. The incentive compensation has two parts: an annual incentive compensation program and a stock compensation plan. The Company also provides several innovative programs to encourage long-term stock ownership.

         BASE SALARY

Base salaries for executives are generally lower than at comparable companies because of the Company's emphasis on performance-oriented incentive compensation and because executives are eligible to participate in the Salary Replacement Stock Option Plan (described below). All salaried employees, including executives, are eligible for an annual merit increase to their base salary determined primarily by performance of their job responsibilities and accomplishment of pre-determined performance objectives.

         ANNUAL INCENTIVE

The Company provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (EIP), which was last approved by shareholders in 1996. Awards are based upon corporate, business unit and individual performance. The corporate performance rating is directly tied to the Company's earnings per share and return on capital performance during the fiscal year. The Committee and management believe these two factors are the key drivers of stock performance over time. Historical performance on these two measures is summarized inside the front cover of the 1997 annual report.

Business unit ratings are based primarily on profit, market share, and volume performance of the business unit. Factors such as new product development, diversity, and progress on strategic goals are also considered as appropriate. Individual performance ratings are based on each executive's achievement of specific annual financial objectives, as well as other factors like the quality of the strategic plan and progress in organization and management development.

For senior officers, cash incentive awards are determined by multiplying a target incentive rate (a percentage of salary that increases with the level of responsibility) by the individual performance rating and by the corporate performance rating. For other executive officers, the corporate rating may be weighted with a business unit rating. Corporate and business unit ratings can range from 0 to 1.80, with top quartile performance resulting in ratings of 1.50 or higher. Individual ratings can range from 0 to 1.50. Receipt of cash incentive awards under the EIP may be deferred to a subsequent date or to retirement.

Under the EIP, executives are also eligible to receive a supplemental restricted stock matching award equal to 25% of the cash EIP award. To receive this award, the executive must place on deposit with the Company personally-owned shares equal in number to the number of shares awarded as restricted stock. The restricted shares vest 50% after three years and 50% after six years, provided the owned shares remain on deposit with the Company for the entire six-year period. Restricted shares granted under the EIP are included in the Summary Compensation Table on page 15 under the "Restricted Stock Awards" heading.

         LONG-TERM INCENTIVE

The Company provides executives with a long-term incentive compensation opportunity through the 1993 Stock Option and Long-Term Incentive Plan (approved by stockholders with a 93.7% favorable vote). Each December, stock options are granted to officers and other selected employees based upon their level of responsibility in the Company, ability to impact results, and individual performance. The size of regular stock option grants to the executive officers, including the Chief Executive Officer, is periodically reviewed against option grants made by other large consumer products companies to their CEO and other senior executives. The Company's option grants rank in size above the median range of option grants made by the comparative organizations, because of (i) the payment of generally lower base salaries (described above), and (ii) the Company's emphasis on employee stock ownership and reliance on option grants as the fundamental means of long-term incentive compensation, both of which are intended to maximize personal performance of Company managers and align their interests with shareholders. The table on page 16 summarizes the options granted in fiscal 1997 to all employees and to the five proxy-named officers.

Also, the Company has periodically provided special all-employee stock options, which are granted to all employees not receiving regular stock option grants. The Company made such grants to eligible employees in 1993 and 1995. These broad-based option awards are designed to expand employee stock ownership and provide further motivation throughout the Company to achieve corporate performance objectives. From time to time the Company makes limited special grants of restricted stock to certain key employees.

         STOCK OWNERSHIP GRANTS

The stock matching feature of the EIP is designed to encourage additional longer-term stock ownership by Company executive officers. The Company also provides two additional programs to encourage additional share ownership: deposit stock options and salary replacement stock options.

The deposit stock option program, introduced in 1987, offers executives a supplemental stock option opportunity equal to the most recent incentive award divided by the current stock price. To receive this grant, the optionee must place on deposit with the Company one share of owned stock for every two option shares granted and leave the shares on deposit with the Company for five years. A total of 233 employees participated in this program in fiscal 1997.

The Salary Replacement Stock Option Plan, which was approved by shareholders in 1995 with a 91.3% favorable vote, provides executives and certain selected employees with the choice of exchanging merit-related base salary increases for a supplemental stock option grant. The size of the option grant is determined by calculating the estimated present value of the foregone salary increase (including pay-related compensation and benefits such as annual incentive, savings plan match and pension accrual), and dividing it by the estimated present value of a stock option, assuming an 8% annual growth rate in the common stock. A total of 807 employees participated in this program in fiscal 1997; the table on page 16 includes stock options granted under this program to the five proxy-named officers.

PERFORMANCE UNITS

The Company discontinued grants of performance units in 1993. Performance units were granted in conjunction with stock options and were valued based upon three-year earnings per share and return on equity performance. Vested performance units are payable in cash and an optionee may withdraw them as an alternative to the exercise of regular stock options. The exercise of a stock option or withdrawal of a corresponding performance unit cancels the other on a one-for-one basis. As of August 1, 1997, no performance units had a value in excess of the value of their corresponding stock option.

CEO COMPENSATION AND PERFORMANCE

The compensation of the Chief Executive Officer for fiscal 1997 consisted of base salary, annual incentive and stock options. The Committee determined the level for each of these elements using methods consistent with those used for other senior executives. When determining the CEO's merit increase to base salary, individual incentive rating and annual stock option grant, the Committee meets without him to evaluate his performance and reports on that evaluation to the independent directors of the board.

The Committee decided that the corporate performance rating for fiscal 1997 should be a 1.00, which is down significantly from the rating of 1.80 for fiscal 1996. The Committee also set a lower individual performance rating for Mr. Sanger. These ratings were based upon the Committee's assessment of the Company's financial, strategic and operating performance for the year, as well as Mr. Sanger's personal performance versus pre-established objectives.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code requires that the Company meet specific criteria, including shareholder approval of certain stock and incentive plans, in order to deduct for federal income tax purposes compensation over $1 million paid to the proxy-named officers. The Company expects to meet the requirements of the Code and receive a deduction for all compensation paid to those executive officers.

CONCLUSION

The Committee is satisfied that the compensation and long-term incentive plans provided to the officers of the Company are structured and operated to create strong alignment with the long-term best interests of the Company and its stockholders.

                                   COMPENSATION COMMITTEE
                                   Richard M. Bressler, Chair
                                   Livio D. DeSimone
                                   Kenneth A. Macke
                                   Michael D. Rose


                         TOTAL RETURN TO STOCKHOLDERS

This is a line graph comparing the annual percentage in cumulative total shareholder return for holders of General Mills common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Index.

[GRAPH OMITTED]

TOTAL RETURN INDEX   MAY 92   MAY 93   MAY 94   MAY 95   MAY 96   MAY 97
General Mills         100      105       91      104      126       144
S&P Food              100      105      104      127      156       204
S&P 500               100      112      117      137      182       232


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                     --------------------------
                               ANNUAL COMPENSATION                                             AWARDS
-------------------------------------------------------------------------------      --------------------------
                                                                      OTHER          RESTRICTED
                                                                      ANNUAL           STOCK                            ALL OTHER
    NAME AND PRINCIPAL                 SALARY         BONUS        COMPENSATION       AWARD(s)                        COMPENSATION
         POSITION             YEAR       ($)           ($)             ($)             ($)(a)         OPTIONS (#)        ($)(b)
    ------------------        ----     ------         -----        ------------       --------        ----------      ------------
S. W. SANGER                  1997     624,750      437,300             --             109,270         269,586           22,398
 Chairman of the Board and    1996     600,000      810,000             --             202,551         224,800           33,699
 Chief Executive Officer      1995     472,917          --              --                --           124,811 (c)       12,997

C. W. GAILLARD                1997     525,000      405,700             --                --           170,466           33,304
 President                    1996     475,000      707,940             --                --           129,196           28,712
                              1995     364,792       72,000             --              17,967         108,375 (c)       98,040

R. G. VIAULT                  1997     500,000      540,000 (d)         --             134,995         106,720           18,459
 Vice Chairman                1996     189,423      437,300 (d)         --           1,304,553 (e)     100,000            8,333
                              1995        --            --              --                --               --              --

S. R. DEMERITT                1997     339,091      268,200             --              67,061          72,498          176,856
 Executive Vice President     1996     290,344      236,100          14,663 (f)         58,987          44,806          163,166
                              1995     254,188      183,000          23,119 (f)         37,170          40,622 (c)       72,033

S. S. MARSHALL                1997     256,000      145,900             --              36,465          55,164           12,820
 Senior Vice President and    1996     250,000      353,100 (g)         --              63,233          39,542            7,343
 General Counsel              1995     146,795      296,800 (g)         --           1,272,779 (h)      27,540 (c)         --


(a) The amounts in this column reflect the value of the restricted stock or RSU's awarded annually under the EIP, except as described in notes (e) and (h). Recipients must deposit with the Company one personally-owned share of common stock for each share of restricted stock awarded. The restricted shares vest 50% at three years and 50% at six years, provided the participant's shares remain on deposit until the end of the deposit period. Regular dividends are paid on the restricted shares. Restricted stock under the EIP vests in the event of a change of control. Participants age 55 or older may elect not to participate in the stock matching provisions of the EIP and to receive an additional cash award equal to 15% of the cash incentive award, or they may participate on a partial basis, depositing shares having a value of 5%, 10% or 15% of the cash incentive award, receiving in those circumstances 12%, 9% or 6%, respectively, as an additional cash award. A participant under age 55 who elects not to deposit shares does not receive an additional cash award. At the end of fiscal 1997, the number and value of the aggregate restricted stockholdings for the named officers were:

         S. W. Sanger          6,166 shares  $  395,009
         C. W. Gaillard        4,180         $  267,781
         R. G. Viault         18,424         $1,180,288
         S. R. Demeritt        3,435         $  220,055
         S. S. Marshall       15,180         $  972,469

(b) The amounts for all listed officers, other than Mr. Gaillard and Mr. Demeritt, are the Company's contributions or allocations relating to defined contribution (savings) plans (tax-qualified and supplemental) on behalf of the named officers. The 1995 amount for Mr. Gaillard includes $87,220 of moving expenses related to his return from Cereal Partners Worldwide. The amounts for Mr. Demeritt include $160,844 in 1997, $139,234 in 1996 and $57,926 in 1995 related to his foreign assignments in Canada and Cereal Partners Worldwide.

(c) In 1995, the number and exercise price of stock options awarded to each officer were adjusted for the Darden distribution, under the terms of the applicable plans, to avoid diminution of the benefits granted under such plans as a result of the distribution.

(d) Mr. Viault became an employee of the Company effective January 15, 1996. The fiscal 1997 amount includes a deferred hiring bonus of $192,000; the fiscal 1996 amount includes a hiring bonus of $200,000.

(e) This amount includes the value of Company restricted stock granted to Mr. Viault to compensate him for restricted stock, non-vested stock option gains and other compensation forfeited as a result of leaving his prior employer.

(f) This amount represents the "above-market" portion of the earnings on deferred compensation credited and paid to Mr. Demeritt each year based on the three-year performance of the Canada Foods division. Under the Company's Deferred Compensation Plan, election of such a crediting rate was available only to eligible key managers with respect to the business operation for which they were responsible. This program is no longer offered.

(g) Ms. Marshall became a Company employee effective October 31, 1994. The fiscal 1996 amount includes a deferred hiring bonus of $100,000; the fiscal 1995 amount includes a hiring bonus of $150,000.

(h) This amount includes the value of Company restricted stock granted to Ms. Marshall to compensate her for restricted stock, non-vested stock options and pension benefits lost as a result of leaving her former employer.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                              INDIVIDUAL GRANTS (a)                                              FOR OPTION TERM ($) (b)
--------------------------------------------------------------------------------   ----------------------------------------------
                                        % OF TOTAL
                                         OPTIONS
                         OPTIONS        GRANTED TO      EXERCISE
                         GRANTED       EMPLOYEES IN       PRICE       EXPIRATION       0%
        NAME               (#)         FISCAL YEAR      ($/SHARE)        DATE        ($)(c)          5%($)             10%($)
--------------------    ---------      ------------    -----------    ----------   ---------   ---------------    ---------------
Sanger                    75,000 (d)        1.89%        53.69          7/24/06         0           2,558,053         6,497,543
                         150,000 (e)        3.78%        62.56           1/9/07         0           5,961,327        15,141,974
                          29,500 (f)        0.74%        60.13         10/30/06         0           1,126,855         2,862.251
                          15,086 (g)        0.38%        53.69          7/24/06         0             514,544         1,306,959

Gaillard                  35,000 (d)        0.88%        53.69          7/24/06         0           1,193,758         3,032,187
                          70,000 (e)        1.76%        62.56           1/9/07         0           2,781,952         7,066,255
                          54,000 (f)        1.36%        60.13         10/30/06         0           2,062,718         5,239,374
                          11,466 (g)        0.29%        53.69          7/24/06         0             391,075           993,344

Viault                    25,000 (d)        0.63%        53.69          7/24/06         0             852,684         2,165,848
                          50,000 (e)        1.26%        62.56           1/9/07         0           1,987,109         5,047,325
                          27,300 (f)        0.69%        60.13         10/30/06         0           1,042,819         2,648,795
                           4,420 (g)        0.11%        53.69          7/24/06         0             150,755           382,922

Demeritt                  15,000 (d)        0.38%        53.69          7/24/06         0             511,611         1,299,509
                          35,000 (e)        0.88%        62.56           1/9/07         0           1,390,976         3,533,127
                          18,100 (f)        0.46%        60.13         10/30/06         0             691,393         1,756,161
                           4,398 (g)        0.11%        53.69          7/24/06         0             150,004           381,016

Marshall                  15,000 (d)        0.38%        53.69          7/24/06         0             511,611         1,299,509
                          30,000 (e)        0.76%        62.56           1/9/07         0           1,192,265         3,028,395
                          10,900 (f)        0.27%        60.13         10/30/06         0             416,363         1,057,577
                           4,714 (g)        0.12%        53.69          7/24/06         0             160,782           408,392

All Stockholders              NA           NA            NA                  NA         0       6,025,653,799(h) 15,305,367,568(h)

All Optionees          3,973,277             100%        59.33(i)              (i)      0         149,753,887       380,380,016

As a % of All
 Stockholders Gain            NA           NA            NA                  NA        NA                   2.5%            2.5%

(a) All options are granted at the fair market value of the common stock on the grant date and generally expire 10 years and one month from the grant date. All options vest in the event of a change of control. Options include the right to pay the exercise price in cash or previously-acquired common stock and the right to have shares withheld by the Company to pay withholding tax obligations due in conjunction with the exercise.

(b) These assumed values result from certain prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the common stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. Zero percent stock price appreciation will result in zero dollars for the optionee.

(d) In fiscal 1997, the Company changed the time of regular, annual stock option grants from June to December. This stock option grant under the 1993 Plan becomes exercisable on June 24, 2001 and relates to the half-year transition period June to December 1996.

(e) This stock option grant under the 1993 Plan becomes exercisable on December 9, 2001. It is the first regular, annual grant to be made in December instead of June.

(f) This option, granted under the 1995 Salary Replacement Stock Option Plan, benefits the Company by reducing the cash compensation paid to executives, with corresponding reductions in cash bonuses, lower pension accruals and similar effects on other benefits which are tied to base salary. It further increases the percentage of key employee compensation and benefits tied to stock ownership, in keeping with the company's philosophy to more closely align stockholder and employee interests. This option becomes exercisable over a four-year period beginning on the grant date.

(g) To encourage retention of common stock, this deposit stock option grant under the 1993 Plan (which becomes exercisable five years from the grant date) requires the deposit of one share of owned common stock for every two option shares granted. The number of option shares granted is equal to the value of the executive's prior year cash incentive payment divided by the exercise price.

(h) "All Stockholders" value is calculated from $59.33, the weighted average exercise price for all options awarded in fiscal 1997 based on the outstanding shares of common stock on May 25, 1997.

(i) The exercise price shown is a weighted average of all options awarded in fiscal 1997. Options expire on various dates through the fiscal year 2007.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED                 IN-THE-MONEY
             SHARES ACQUIRED      VALUE          OPTIONS AT 5/25/97 (#)           OPTIONS AT 5/25/97 ($)(1)
               ON EXERCISE      REALIZED      -----------------------------     -----------------------------
   NAME            (#)             ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
   ----      ---------------    --------      -----------     -------------     -----------     -------------
Sanger                0                 0       373,526          849,467         9,321,983        9,975,062
Gaillard         21,659         2,782,272       353,363          469,403         7,438,902        5,471,758
Viault                0                 0         5,460          201,260            21,471        1,466,420
Demeritt         11,348         1,362,895       200,785          164,538         4,958,349        1,616,528
Marshall              0                 0         5,850          116,396            60,228        1,158,369

(1) Value of unexercised options equals fair market value of the shares underlying in-the-money options at May 25, 1997 ($64.0625), less the exercise price, times the number of in-the-money options outstanding.

                              DEFINED BENEFIT RETIREMENT PLAN

 FINAL AVERAGE EARNINGS    10 YEARS OF     15 YEARS OF     20 YEARS OF     25 YEARS OF    30 OR MORE YEARS OF
      (AS DEFINED)           SERVICE         SERVICE         SERVICE         SERVICE           SERVICE*
 ----------------------    -----------     -----------     -----------     -----------    -------------------
       $  100,000           $ 16,666        $ 25,000        $ 33,333        $ 41,666           $ 50,000
          300,000             50,000          75,000         100,000         125,000            150,000
          500,000             83,333         125,000         166,666         208,333            250,000
          600,000            100,000         150,000         200,000         250,000            300,000
          700,000            116,666         175,000         233,333         291,666            350,000
          800,000            133,333         200,000         266,666         333,333            400,000
          900,000            150,000         225,000         300,000         375,000            450,000
        1,000,000            166,666         250,000         333,333         416,666            500,000
        1,100,000            183,333         275,000         366,666         458,333            550,000
        1,200,000            200,000         300,000         400,000         500,000            600,000
        1,300,000            216,666         325,000         433,333         541,666            650,000
        1,400,000            233,333         350,000         466,666         583,333            700,000
        1,500,000            250,000         375,000         500,000         625,000            750,000
        1,600,000            266,666         400,000         533,333         666,666            800,000
        1,700,000            283,333         425,000         566,666         708,333            850,000

* No additional benefits accrue after 30 years of service.

The table above sets forth the pension benefits payable under the Company's Retirement Income Plan (the "RIP") to the persons named in the Summary Compensation Table, showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. This table is based on the maximum benefit under the RIP of 50% of Final Average Earnings for a participant with 30 years of benefit service, less 50% of the employee's projected Social Security benefit. Final Average Earnings is the average of the employee's five highest consecutive years' remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of vested common stock granted under the EIP. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant's age at the time of retirement and changes in the Social Security laws. The table does not reflect any limitations on benefits imposed by federal law. The Company's Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including certain officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had federal law not imposed maximum limitations.

The officers listed in the Summary Compensation Table are credited, respectively, with the following full years of benefit service under the RIP:
S. W. Sanger, 23 years; S. R. Demeritt, 27 years; C. W. Gaillard, 31 years;
S. S. Marshall, 2 years; and R. G. Viault, 1 year.

In addition, the Company has agreed to provide supplemental retirement benefits to R. G. Viault to compensate for the difference, if any, between the pension benefit he would have received from his previous employer's retirement plan and the benefit he receives from the combination of his previous employer's plan and the Company's plans.

CHANGE OF CONTROL ARRANGEMENTS

The Company has agreements with most of its executive officers providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code
Section 4999 or any similar tax.

The Company has two nominally-funded trusts to provide for payments under its non-qualified deferred compensation plans, including the directors' compensation plan, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 1998 Annual Meeting and included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on April 13, 1998. Proposals should be sent to the attention of the Secretary.

YOUR VOTE IS IMPORTANT!

Please sign and promptly return your proxy card in the enclosed envelope.


                        NOTICE OF 1997 ANNUAL MEETING
                                     AND
                               PROXY STATEMENT


                             GENERAL MILLS, INC.



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                                Preliminary Copy

                               GENERAL MILLS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                           PROXY
                                                                            1997

I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 22, 1997 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the following instructions and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3

1.       Election of Directors

         R.M. Bressler; L.D. DeSimone; W.T. Esrey; C.W. Gaillard; J.R. Hope; K.A. Macke; M.D. Rose; S.W. Sanger; A.M. Spence; D.A. Terrell; R.G. Viault; C.A. Wurtele

         [  ]     FOR all listed nominees

         [  ]     WITHHOLD AUTHORITY to vote for all listed nominees

         [  ]     LISTED NOMINEES except the following: (Instruction: To
                  withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

         ----------------------------------------------------------------------


             (Continued, and to be signed and dated on reverse side)



                                     [LOGO]


                               GENERAL MILLS, INC.
                                 ANNUAL MEETING
                           CHILDREN'S THEATRE COMPANY
                              2400 THIRD AVENUE S.
                             MINNEAPOLIS, MINNESOTA
                               SEPTEMBER 22, 1997
                        11:00 A.M. CENTRAL DAYLIGHT TIME


                            Continued from other side


2. Approval of appointment of KPMG Peat Marwick LLP as independent auditors

                  [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

3.       Adoption of amendment to the General Mills, Inc. Certificate of
         Incorporation

                  [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEM 4
4.       Stockholder proposal concerning cumulative voting

                  [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 THROUGH 3 AND "AGAINST" ITEM 4.

                                    Dated:                             , 1997
                                          ----------------------------


                                    -------------------------------------------
                                    Signature(s) of Stockholder(s)


                                    -------------------------------------------
                                    Signature if held jointly

                                    PLEASE SIGN exactly as name appears above.
                                    Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.